UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2006

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. (as company under a Pooling and Servicing Agreement, dated as of December 1, 2006, providing for, inter alia, the issuance of Home Equity Mortgage Trust 2006-6 Home Equity Pass-Through Certificates, Series 2006-6)

Home Equity Mortgage Trust 2006-6
(Exact name of issuing entity as specified in its charter)
Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of depositor as specified in its charter)
DLJ Mortgage Capital, Inc.
(Exact name of sponsor as specified in its charter)
Delaware	333-135481-11	13-3320910
(State or Other Jurisdication of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11 Madison Avenue, New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

Registrant’s telephone number, including area code, is: (212) 538-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of December 28, 2006, between Credit Suisse First Boston Mortgage Securities Corp., as depositor and Credit Suisse Securities (USA) LLC, as underwriter.

Exhibit No.	Description
4
Pooling and Servicing Agreement, dated as of December 1, 2006, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, U.S. Bank National Association, as trustee and Select Portfolio Servicing, Inc., as servicer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Vice President

Dated: January 12, 2007

EXHIBIT INDEX

Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

1.1	Underwriting Agreement, dated as of December 28, 2006, between Credit Suisse First Boston Mortgage Securities Corp., as depositor and Credit Suisse Securities (USA) LLC, as underwriter.

4
Pooling and Servicing Agreement, dated as of December 1, 2006, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, U.S. Bank National Association, as trustee and Select Portfolio Servicing, Inc., as servicer.